Exhibit 10.51

Guarantee Contract

Contract No.: [2009] Corporation Guarantee No.141

No.: 141

Guarantor(Party A): Zhongshan Mingyang Electrical Appliance Co., Ltd.

Legal Address: Huoju District, Zhongshan City

Legal Representative (Responsible Person): Zhang Chuanwei

Fax: 88587751

Tel: 88587751

Creditor(Party B): Bank of Communications, Zhongshan Branch

Legal Address: No.47, Third Zhongshan Road

Post Code:

Responsible Person: Zhang Zhenli

Fax: 88387231

Tel: 88387166

WHEREAS, Party B consecutively grants No.105 credit to Guangdong Mingyang Wind Power Technology Company Ltd. (hereinafter referred to as “the Debtor”) , Party B and the Debtor have entered into and/or will enter into the RMB Fund Loan Contract, Foreign Currency Fund Loan Contract, Bank Acceptance Agreement, Establishment of L/C Agreement, Guarantee Issuing Agreement and/or other legal instruments (the above contracts, agreements and/or other legal instruments signed during the creditor’s rights determination period hereinafter referred to as “the Main Contract”) from June 1st, 2009 to July 1st, 2010 to:

(A)	issue RMB/foreign currency loans;

(B)	accept commercial drafts;

(C)	establish letters of credit;

(D)	issue letters of guarantee; and

(E)	grant other credit business: settlement of insurance claim

The Guarantor agrees to provide its maximum amount guarantee over a series of debts under the Main Contract to the Debtor. This Contract is entered into between Party A and Party B after negotiation to abide by.

Article 1 Scope of guarantee and the maximum creditor’s rights limit

Section 1 the scope of maximum guarantee shall be all debts under the Main Contract, including but not limited to total principal, interests (including compound interest and penalty interest), default penalty, damages and other amounts the debtor shall pay Party B (including but not limited to the relevant handling charges, communication fee, incidental expenses, bank charges under L/C that the beneficiary refuses to pay, etc), expenses occurred when Party B realizes the creditor’s rights and guaranteed rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction charges, notary fees, service fees, notice fees, attorney’s fees, etc.).

Section 2 the maximum amount limit under the maximum guarantee hereof shall be RMB 130 million yuan. If Party A has fulfilled some guarantee obligations under this contract, the fulfilled amount shall be reduced from the maximum amount accordingly.

Section 3 the loans, advances, interests, expenses under the Main Contract or Party B’s other creditor’s rights, even though their actual formation time surpasses the determination time of Party A’s creditor’s rights, all belong to the scope of maximum amount guarantee. The expiration date of the deadline for performance of debts under the Main Contract is not subject to the expiration date of the determination period of Party B’s creditor’s rights.

Article 2 Ways of Guarantee

Party A shall undertake a joint and several liability for the guarantee under this contract hereof.

Article 3 Guarantee Period

Section 1 the guarantee period under this contract shall be calculated according to the date on which Party B grants single credit to the debtor, i.e. it shall start from the date of the Main Contract on single credit granting and terminate two years after the expiration date on which the debtor fulfills all repayment obligations under the Main Contract.

Section 2 if Party B and the Debtor enter into extension agreement on the debt repayment deadline under the Main Contract, the guarantee period shall terminate two years after the expiration date of the debt repayment stipulated in the extension agreement. The extension shall not need the guarantor’s permission, and the guarantor shall still undertake a joint and several liability.

Section 3 if matters stipulated in laws, regulations, rules or the Main Contract occur, Part B announces the debts due in advance, the guarantee period shall terminate two years after the expiration date of the debts due in advance.

Article 4 Independence of the Guarantee Contract

The validity of the contract is independent of the Main Contract. The false, ineffectiveness, invalidity, partial invalidity or revocation and termination of the Main Contract shall not influence the validity of this contract. If the Main Contract is confirmed as false, ineffectiveness, invalidity, partial invalidity or termination, Party A shall undertake a joint and several liability for the debts brought about by the debtor’s restitution of property or payment for losses.

Article 5 Alteration of the Main Contract

Section 1 Party A agrees, there shall be no need for Party B to notice Party A that Part B and the Debtor enter into the Main Contract or alter the Main Contract (including but not limited to the extension of the deadline of debt performance or the addition of the principal). Party A shall still undertake guarantee liability within the scope of the maximum amount guarantee.

Section 2 Party A’s guarantee liability shall not be released when any following conditions occurs.

(a)	Party B or the Debtor is restructured, merged, acquired, spun-off, added or reduced capital, or joins in with foreign enterprises, associates with other companies and changes its name;

(b)	Party B entrust a third party to fulfill its obligations under the Main Contract.

Section 3 when the creditor’s rights under the Main Contract is transferred, the guarantee under this contract shall be transferred thereupon.

Section 4 if the transfer of the creditor’s rights or the debts under the Main Contract is ineffective, invalid, cancelled or terminated, Party A shall still undertake a joint and several liability for Party B under this contract.

Article 6 Obligations of Guarantee

Section 1 if the debts under the Main Contract are due or Party B announces the debts due in advance according to the stipulations of the Main Contract or laws and regulations, the Debtor fails to fulfill the repayment obligation in full and on time or breaches other provisions under the Main Contract, Party A shall undertake a joint and several liability within the guarantee scope.

If Party A fails to pay the payables in full before the deadline required by Party B, Party A shall pay Party B penalty at a rate of five out of ten thousand each day on the basis of the delayed payables from the overdue date to the date on which Party A pays the payables in full. In this case, the guarantee liability undertaken by Party A plus the aforesaid penalty is not subject to the maximum guarantee limit stipulated in this contract.

Section 2 no matter if Party B owns other warrants (including but not limited to guarantee, collateral, pledge, letter of guarantee, standby letter of credit and other warrant modes) or not, when the aforesaid other warrants are effected, if they are valid, if Party B puts forward claims to other guarantors, and no matter if there is a third party who is willing to undertake the whole or partial liability under the Main Contract or if other warrants are provided by the Debtor itself, Party A’s guarantee liability under this contract shall not be remitted. Party B can directly request Party A to undertake guarantee liability within the guarantee scope as stipulated in this contract. Party A shall not put forward any dissent.

Section 3 if the maximum guarantee limit stipulated in this contract is lower than the balance of the actual creditor’s rights under the Main Contract, and the creditor’s rights under the Main Contract are still not liquidated in full after Party A undertakes the guarantee liability, then, Party A promises, Party B’s interests shall not be damaged when Party A claims (pre-exercises) for the right of subrogation or the right of recovery to the Debtor or other guarantors, and Party A agrees that the liquidation of the debts under the Main Contract is in preference to the realization of Party A’s right of subrogation or recovery.

In this regard, before the creditor’s rights of Party B are repaid in full,

(a)	Party A agrees not to claim for the right of subrogation or recovery to the Debtor or other guarantors; if Party A realizes the aforesaid rights for any reasons, Party A shall use the gained fund to preferentially repay Party B the unliquidated creditor’s rights.

(b)	If there are real securities for the debts under the Main Contract, Party A agrees not to claim for the securities or the fund from the sale of the securities for reasons of the right of subrogation or any others. The aforesaid securities or the fund from the sale of the securities shall be used to repay Party B the unliquidated creditor’s rights.

(c)	If the Debtor or other guarantors provide Party A with counter-guarantee, Party A shall use the fund gained based on the aforesaid counter-guarantee to preferentially repay Party B the unliquidated creditor’s rights.

Section 4 Party A has fully understood the risk of foreign exchange rate. If Party B adjusts interest rate, interest calculation mode or interest settlement mode according to the stipulations in the Main Contract or government’s interest policy change so that the interest, penalty interest and compound interest to be repaid by the Debtor increase, Party A shall also undertake a joint and several guarantee liability for the increment.

Section 5 if the Debtor owes other due debts to Party B besides the debts under the Main Contract, Party B has rights to transfer fund in RMB or other foreign currencies in the bank accounts registered in Bank of Communication system for liquidation of any due debt, while Party A’s guarantee liability shall not be remitted accordingly.

Article 7 Other Obligations of Party A

Section 1 Party A shall supervise the Debtor’s usage (use) of the loans and accept Party B’s supervision on Party A’s fund, assets and operation status. Party A shall provide information, files and materials such as financial reports according to Party B’s requirements and guarantee their accuracy, authenticity, completeness and validity. Without Party B’s written consent, Party A shall not provide a third party with a security which exceeds its affordability.

Section 2 Part A shall immediately notice Party B in written form and put into practice of the undertaking, transfer or succession of the guarantee liability under this contract according to Party B’s requirements or provide new guarantee accepted by Party B for the fulfillment of the Main Contract if Party A is contracted, trusted (taken over), leased, reformed on shareholding, reduced registered capital, invested, associated, merged, acquired, purchased and restructured, spun-off, or joins in with foreign enterprises, is required to suspend business and bring up to business, applies for dissolution, cancelled, applies for bankruptcy, change of the controlling shareholder or actual controller or significant asset transfer, stops production, suspends business, fined a great amount by compete organs, nullified the registration, cancelled the business license, involved in significant legal disputes, faced with serious operation difficulties or deterioration of financial position, or the legal representative or the responsible person is unable to perform duties, or it loses or possibly loses guarantee ability for any reasons.

Section 3 if Party A alter its industrial and commercial registration information such as name, legal representative (responsible person), residence, business scope, registered capital or articles of association, it shall notice Party B in written form within thirty business days after the alteration and enclose the relevant altered materials.

Article 8 Miscellaneous

Section 1 Collection of Payables

As to all Party A’s payables under this contract, Party B has the right to transfer and collect the corresponding amount in RMB or other currencies from Party A’s accounts registered in Bank of Communication system without prior notice. If it is required to transact foreign exchange settlement and sale or foreign exchange sale and purchase procedures, Party A is obliged to assist Party B to do it. Party A assumes the exchange rate risk.

Section 2 Use of the Information of Party A

Party A agrees Party B to inquire Party A’s credit status from the People’s Bank of China and the credit database or relevant units or organs established under the authorization of competent department of credit investigation. Party A also agrees Party B to provide Party A’s information to the People’s Bank of China and the credit database established under the authorization of competent department of credit investigation. Party A agrees that Party B may reasonably use and disclose Party A’s information for business requirements.

Section 3 Public Notice to Push Repayment

Party B has the right to circulate a notice of Party A’s defaults to relevant departments or units and has the right to conduct public notice to push repayment through news media.

Section 4 Evidence Effect of Party A’s Records

Unless there are reliable determinate evidences to the contrary, Party B’s internal account records related to the principal, interest, expenses, repayment records, and the documentations and vouchers made and kept by Party B for the Debtor’s drawing, repayment, interest payment and so on and Party B’s records and vouchers of pushing repayment are all determinate evidences effectively proving the credit relationship under the Main Contract. Party A shall not raise an objection only because the aforesaid records, documentations and vouchers are made and kept by Party B.

Section 5 Rights Reserved

Party B’s rights under this contract shall not influence and dispel any rights endowed by laws, regulations and other contracts. Any tolerance, grace,act of Any tolerance, grace, favor or moratorium to the exercise of any rights under the contract imposed on any act of default or delay shall not be considered as the waiver of the rights and interests under this contract or the permission or approval of any act in violation of the contract, and shall not affect, prevent or impede the continuous exercise of the rights or any other rights, and shall not lead to Party B’s undertaking obligations and responsibilities for Party A.

If Party B does not exercise or suspend the exercise of any rights under the Main Contract or exhaust any remedies under the Main Contract, Party A’s guarantee liability under this contract shall not be remitted accordingly. However, if Party B remits liabilities under the Main Contract, Party A’s liability under this contract shall be remitted accordingly.

Section 6 Dissolution or Bankruptcy of the Debtor

After Party A knows the Debtor entering into the dissolution or bankruptcy procedure, it shall immediately notice Party B to declare creditor’s rights. Meanwhile, Party A itself shall promptly participate in the dissolution or bankruptcy procedure and exercise the right of recovery in advance. If Party A knows or should know the Debtor have entered into the dissolution or bankruptcy procedure, and it fails to exercise the right of recovery in advance, Party A shall bear the loss by itself.

In spite of the stipulation of section 2 of article 5, during the Debtor’s bankruptcy procedure, if Party B and the Debtor enter into a reconciliation agreement or agree upon a restructuring plan, Party B’s rights under this contract shall not be damaged for the sake of the reconciliation agreement or the restructuring plan and Party A’s guarantee liability shall not be remitted. Party A shall not confront Party B’s claim for rights in return for the reconciliation agreement or the restructuring plan. Party B shall still have the right to require Party A to repay the creditor’s rights unliquidated after Party B makes comprise in the reconciliation agreement or the restructuring plan.

Section 7 Dissolution or Bankruptcy of Party A

If Party A suffers dissolution or bankruptcy, even though Party B’s creditor’s rights under the Main Contract are still undue, Party B shall still have the right to participate in the dissolution or bankruptcy procedure to declare rights.

Section 8 if Party A’s legal address or contact information is altered, Party A shall immediately notice Party B. Party A shall undertake all the losses as a result of delayed notice.

Section 9 Dispute Resolution

Any dispute arising from this contract shall be resolved by negotiation. If the negotiation fails, it shall be resolved by the following first method:

(a)	to file a lawsuit at the people’s court a local jurisdiction where Party B is located.

(b)	Application for arbitration with Arbitration Commission in accordance with their arbitration rules effective at the time of application. The arbitral award shall be final with a binding effect upon both parties concerned.

Section 10 Entry into Force of the Contract

This contract shall come into effect after signed by Party A’s legal representative (responsible person) and Party B’s legal representative (responsible person) or affixed with Party A’s official seal and Party B’s official seal.

Section 11 the contract is in triplicate.

Section 12 Other Matters Agreed

The financial claim secured in this Contract includes the claims arisen from the Xinjiang project between Party B and the debtor, as well as all debts arisen between Party B and the debtor from November 1st, 2008 to June 31st, 2009.

Article 9 Representation and Warranties of Party A

(a)	Party A is clearly aware of Party B’s scope of business and delegated authority.

(b)	Party A has read this contract and all terms and conditions of the Main Contract. Under the request of Party A, Party B has explained the terms and conditions of this contract and the Main Contract. Party A has fully known and thoroughly understood the intension and corresponding legal consequences of this contract and the Main Contract.

(c)	Party A is qualified for the guarantor. Its guarantee act conforms to the provisions of laws, administrative regulations, rules and Party A’s articles of association and internal documents and has been approved by its internal competent authority and/or national competent departments. All responsibilities arising from Party A’s lack of right to sign this contract, including but not limited to compensating for all losses sustained by Party B, shall be undertaken by Party A.

(d)	Party A confirms its fully understanding of the Debtor’s assets, debts, operation, credit, reputation, competence and authority for signing the Main Contract and all the contents of the Main Contract.

Party A: Zhongshan Mingyang Electrical Appliances Co., Ltd.

Legal representative (responsible person) or authorized agent

Party B: Bank of Communications, Zhongshan Branch

Legal representative (responsible person) or authorized agent